Exhibit 8.1

List of Subsidiaries of Tele2 AB

Holding
Company, reg. no., reg´d office	(capital/votes)
NETCOM LUXEMBOURG SA, RC B73.796 Luxembourg	100%
TELE2 HOLDING AB, 556579-7700, Stockholm, Sweden	100%
Tele2 Sverige AB, 556267-5164, Stockholm, Sweden	100%
Tele2 Sweden SA, RC B73.802, Luxembourg	100%
X-Source Holding AB, 556580-2682, Stockholm, Sweden	100%
X-Source AB u.n.t. UNI2 AB, 556290-2238, Stockholm, Sweden	100%
Uni2 A/S, 26904056 Copenhagen, Denmark	100%
UNI2 OÜ, 11010450, Tallin, Estonia	100%
UAB X-Source, 1421989, Vilnius, Lithuania	100%
SIA UNI2, 40003681691, Riga, Latvia	100%
UNI2 Ltd 4381179 London, UK	100%
UNI2 SA, 986768270, Oslo, Norway	100%
UNI2 It-Services GmbH, FN271528, Vienna, Austria	100%
X-Source SA, 20022211618, Luxembourg	100%
Optimal Telecom Holding AB, 556580-7855, Stockholm, Sweden	100%
Optimal Telecom Sweden AB, 556440-1924, Stockholm, Sweden	100%
Datametrix Sweden Holding AB, 556580-7871, Stockholm, Sweden	100%
Datametrix AB, 556539-4870, Stockholm, Sweden	100%
Tele2 Norge Holding AB, 556580-8143, Stockholm, Sweden	100%
Tele2 Norway AS, 974534703, Oslo, Norway	100%
Tele2 Danmark Holding AB, 556580-8028, Stockholm, Sweden	100%
Tele2 Danmark A/S, 221234, Copenhagen, Denmark	100%
Datametrix Norge AS, 975993108, Oslo, Norway	100%
Datametrix Danmark A/S, 39419, Copenhagen, Denmark	100%
Web Communication BV, 34112460, Amsterdam, Netherlands	100%
Tele2 Polska Sp, 57496, Warsaw, Polen	100%
In2loop Polska Sp. So.o, 54380, Warsaw, Polen	100%
Tele2 d.o.o. Za telekomunikacijske usulge, 1849018, Zagreb, Croatia	51%
Tele2 (UK) Ltd, 4940295, London, UK	100%
Bethany Group) Ltd, 390385, Virgin Islands, UK	100%
Tele2 UK Services Ltd, 4028792, London, UK	100%
Alpha Int. Overseas Telecomm. Services Ltd, 359452, Virgin Islands, UK	100%
Alpha International Overseas Telecommunication Services Ltd, B111468, Luxembourg	100%
Tele2Vision AB, 556650-2455, Stockholm, Sweden	100%
Kopparstaden Kabelvision KB, 916583-0564, Västerås, Sweden	80%
Nelab Kabelvision KB, 916597-8983, Västerås, Sweden	80%
Skaraborgs Kabelvision AB, 556483-6467, Mariestad, Sweden	60%
Everyday Webguide AB, 556182-6016, Stockholm, Sweden	99,99%
NetCom GSM Sweden AB, 556304-7025, Stockholm, Sweden	100%
ProcureITright AB, 556600-9436, Stockholm, Sweden	100%
Radio Components Sweden AB, 556573-3846, Stockholm, Sweden	69,6%
e-Village Nordic AB, 556050-1644, Stockholm, Sweden	100%
Tele2 ESP AB, 556690-7449, Stockholm, Sweden	100%
Belmus BV, 33261289, Amsterdam, Netherlands	100%
Tele2 Eesti AS, 10069046, Tallin, Estonia	48%
Tele2 Holding AS, 10262238, Tallin, Estonia	100%
Tele2 Eesti AS, 10069046, Tallin, Estonia	52%
UAB Tele2, 111471645, Vilnius, Lithuania	100%
UAB Tele2 Fiksuotas Rysys, 111793742, Vilnius, Lithuania	100%
UAB Kabeliniai Rysiu, 1223046883, Vilnius, Lithuania	100%
UAB Trigeris, 21239677, Vilnius, Lithuania	100%
Tele2 Holding SIA, 40003512063, Riga, Latvia	100%
SIA Tele2, 40003272854, Riga, Latvia	100%
SIA “Tele2 billing”, 40003690571, Riga, Latvia	100%
SIA Tele2 Telecom Latvia, 40003616935, Riga, Latvia	100%
Tele2 S:t Pet Holding AB, 556636-7362, Stockholm, Sweden	100%
Corporation Severnaya Korona, 1023801757451.16, Irkutsk, Russia	100%
St Petersburg Telecom, 1027809223903, St Petersburg, Russia	74,6%
Oblcom, 1024700557408, St Petersburg, Russia	60,6%
Votec Mobile ZAO, 1023601558694, Voronezh, Russia	100%
Lipetsk Mobile CJSC, 1024840840419, Lipetsk, Russia	94%
Tele2 Russia Telecom BV, 33287334, Rotterdam, Netherlands	100%
Tele2 Russia International Cellular BV, 33221654, Amsterdam, Netherlands	100%
PSNR Personal System Networks in region, 1025202610157, Niznhy Novgorod, Russia	100%
Tele2 Russia EKA Holding GmbH, FN 131600 f, Vienna, Austria	100%
Fora Telecom M, 1027739380767, Moscow, Russia	100%
Tele2 Russia VOL Holding GmbH, FN 131602 h, Vienna, Austria	100%
Kursk Cellular Communications, 1024600947403, Kursk, Russia	100%
Smolensk Cellular Communications, 1026701433494, Smolensk, Russia	60%

Belgorod Cellular Communications, 1023101672923, Belgorod, Russia	70%
Kemerovo Mobile Communications, 1024200689941, Kemerovo, Russia	100%
Rostov Cellular Communications, 1026103168520, Rostov, Russia	87,5%
Udmurtiya Cellular Communications, 1021801156893, Izhevsk, Russia	77,5%
RP Technology, 1041800281093, Izhevsk, Russia	100%
Siberian Cellular Communications, 1025500746072, Omsk, Russia	60%
Chelyabinsk Cellular Network, 1027403876862, Chelyabinsk, Russia	100%
Tele2 Europe SA, R.C.B56944, Luxembourg	100%
Parlino SA, RCB111686, Luxembourg	100%
IntelliNet Holding BV, 34126307, Amsterdam, Netherlands	100%
01047 Telecommunication GmbH, HRB 48344, Frankfurt, Germany	100%
Tele2 Austria Holding GmbH, FN178222t, Vienna, Austria	100%
Tele2UTA Telecommunication GmbH, FN138197g, Vienna, Austria	100%
Tele2 Belgium SA, 609392, Zellik, Belgium	100%
Télé2 France SA, B409914058, Velizy, France	100%
Communication Services Tele2 GmbH, 36232, Düsseldorf, Germany	100%
Tele2 Italia Spa, Ml-1998-247322, Segrate, Italy	100%
Tele2 Telecommunication Services S.L, B82051913, Madrid, Spain	100%
Comunitel Globel SA,A82025644, Vigo, Spain	99,96%
Germinus XXI SA, B82508524, Madrid, Spain	99,98%
Tele2 Telecommunication Services AG, CH-020390 55 969, Zürich, Switzerland	100%
Econophone AG, CH1703021494-5, Zürich, Switzerland	100%
ServiceStream NV, 3131, Antwerpen, Belgium	99%
Tele2 AG, H.1045/80, Liechstenstein	100%
Tele2 Luxembourg SA, R.C.B65774, Luxembourg	100%
Telemilenio, Telecomunicacoes, Sociedade Unipessoal, 10468, Lissabon, Portugal	100%
Tele2 /Slovakia/ s.r.o., 35806486, Bratislava, Slovakia	100%
Tele2 Magyarorszag Kft., 12634402-2-41, Budapest, Hungary	100%
Everyday Media SA, R.C. B 78.227, Luxembourg	100%
Everyday Prod. SA, R.C.B69802, Luxembourg	100%
Media Tele SA, RCB106239, Luxembourg	100%
SEC Finance SA, B104730, Luxembourg	100%
S.E.C. Luxembourg S.A., R.C. B-84.649, Luxembourg	19%
Tele2 Finance Luxembourg SA, RCB112873, Luxembourg	100%
Tele2 Finance Belgium SA, 0878159608, Brussels, Belgium	100%
S.E.C. Luxembourg S.A., R.C. B-84.649, Luxembourg	81%
Tele2 s.r.o., 25650009, Prague, Czech Republic	100%
Tele2 Services Luxembourg SA, RCB70203, Luxembourg	100%
3C Communications International SA, RC B 29697, Luxembourg	100%
3C Communications GmbH, FN695021, Vienna, Austria	100%
3C Communications BVBA, 514 274, Brussels, Belgium	100%
3C Communications SRL Italy, 28894/7359/14, Segrate, Italy	100%
3C Communications A/S,184462, Ballerup, Denmark	100%
3C Communications OY, 585632, Vantaa, Finland	100%
3C Communications GmbH, HRB 24104, Germany	100%
3C Communications Luxembourg SA, B39690, Luxembourg	100%
3C Communications BV,14630454, Amsterdam, Netherlands	100%
3C Communications A/S, 939980652, Oslo, Norway	100%
3C Communicacoes a Credito Ltda, 503390865, Domingos de Rana, Portugal	100%
3C Communications Espana SA, A.79-028007, Madrid, Spain	100%
3C Communications AB, 556332-6346, Stockholm, Sweden	100%
3C Communications Ltd, 2343138, Kingston-upon-Thames, UK	100%
3C Transac Ltd, 3257901, Kingston-upon-Thames, UK	100%
3C Communications Equipment SA, B25465, Luxembourg	100%
CCC Holding BV, 33 269 398, Amsterdam, Netherlands	100%
Calling Card Company Limited, 3794813, UK	100%
Calling Card Company Germany GmbH, HRB 40498, Germany	100%
C3 Calling Card Company Limited, 309745, Ireland	100%
Calling Card Company SA, B424906618, Paris, France	100%
Calling Card Company Italy SpA, 233372, Milano, Italy	100%
Tele2 International Card Company S.A., RC 64 902, Luxembourg	100%
Calling Card Company Netherlands BV, BV 82334, Amsterdam, Netherlands	100%
Calling Card Company Spain, S.A. A-62426457, Spain	100%
Calling Card Company Telecommunication Services GmbH, FN 215362i, Austria	100%
Calling Card Company (UK) Ltd, 3812138, London, UK	100%
C3 Prepaid Telecom Spain S.L., B-38778163, Tenerife, Canary Island, Spain	100%
C3 Poland Sp.o.o.Z, PL5213327199, Warsaw, Polen	100%
Tele2 Netherlands Holdings BV, 342328750, Amsterdam, Netherlands	100%
Tele2 Netherlands BV, 33274127, Amsterdam, Netherlands	100%
Tango SA, RC.B59560, Luxembourg	100%
Tele2 Finance BV, 342328770, Amsterdam, Netherlands	100%
Versatel Telecom International NV, 33272606, Amsterdam, Netherlands	80,29%
Versatel Nederland BV, 33303418, Amsterdam, Netherlands	100%
Xtra Ned Nederland BV, 34181558, Amsterdam, Netherlands	100%
Versatel Internetdiensten BV, 34144876, Amsterdam Netherlands	100%
Versatel Belgium NV, BE0463193905, Wemmel, Belgium	99%